EXHIBIT 99.2

                           TRUCs Series 2001-1 Trust
                    will liquidate its assets and terminate

CUSIP: 89826R204

Symbol: TZE


FOR IMMEDIATE RELEASE
March 30, 2006

New York, New York -- TRUCs Series 2001-1 Trust, which is the issuer of $25,000,000 7.45% Trust Certificates (TRUCs) Series 2001-1 (NYSE ticker symbol: "TZE"), announced today that it will liquidate its assets and terminate the Trust because the issuer of the underlying securities held by the Trust (AT&T Corp.) has ceased reporting under the Securities Act of 1934. AT&T Corp., following its merger with SBC Communications Inc. (now known as AT&T Inc.), has terminated its reporting obligations under the Exchange Act, and it is the stated intention of AT&T Inc. not to provide financial reporting information with respect to AT&T Corp. As a result, the Trust cannot meet its disclosure obligations under the Exchange Act and must terminate. A liquidation distribution is expected to be made on the 7.45% Trust Certificates (TRUCs) Series 2001-1 on the date of settlement following liquidation of the Trust.